UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 3, 2020
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ANH	New York Stock Exchange
Series A Cumulative Preferred Stock, $0.01 Par Value	ANHPRA	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, $0.01 Par Value	ANHPRB	New York Stock Exchange
Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value	ANHPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 3, 2020, Anworth Mortgage Asset Corporation (the “Company”) issued a press release (the “Press Release”) announcing the following updates with respect to its operations through the close of business on April 3, 2020:

●
The global COVID-19 outbreak has significantly impacted the global economy, world financial markets, and the markets for both Agency mortgage-backed securities (“Agency MBS”) and non-Agency mortgage-backed securities (“Non-Agency MBS”). The Fed’s recent actions to support the Agency MBS market have been succeeding in lowering what had been an unprecedented level of volatility over the past several weeks.  Non-Agency MBS prices have moved significantly lower recently, but have stabilized over this past week.  We have taken significant steps through this market turmoil to improve liquidity and lower outstanding repurchase agreement borrowings through sales of Non-Agency MBS and Agency MBS.

●
We estimate that our book value per common share at March 31, 2020 is down approximately 40% in the current quarter, to approximately $2.75 per share.  Including our three series of preferred shares, the book value of our combined common and preferred stock has declined by approximately 32%.

●
Anworth has reduced its Non-Agency repurchase agreement borrowings to approximately $270 million at March 31, 2020 through the sales of Non-Agency MBS, down from $428 million at December 31, 2019.  Additional sales of Non-Agency MBS that we have made after March 31, 2020 are expected to further reduce our Non-Agency repurchase agreement borrowings to approximately $180 million.  Agency MBS sales and principal payments have enabled the reduction of Agency MBS repurchase agreement borrowings to approximately $2.2 billion at March 31, 2020, enabling Anworth to build additional liquidity as well as reducing our leverage during this period of increased market volatility. Anworth has met all margin calls from its lenders and counterparties as of April 3, 2020.

●	At March 31, 2020, Anworth’s cash and unpledged Agency MBS assets were in excess of $130 million.

●
We expect to make an announcement this month regarding our common stock dividend relative to the first quarter of 2020.  We do anticipate that the payment date for such a dividend will be later than April 29, 2020, which would have been its routine payment date.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As discussed therein, the press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.  These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Press Release as well as in the Company’s other documents filed with the United States Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release, dated April 3, 2020, announcing updates with respect to the Company’s operations through the close of business on April 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: April 3, 2020	By:	/s/ Joseph E. McAdams
Chief Executive Officer and President